UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-146341	26-0658752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase and Sale Agreement for 300-600 Park Avenue Buildings

On July 31, 2008, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into an agreement with Park Avenue Realty Holding Company, Inc. to purchase four four-story office buildings containing 564,304 rentable square feet (the “300-600 Park Avenue Buildings”) as one of its initial investments. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”).

The purchase price of the 300-600 Park Avenue Buildings is approximately $184.3 million plus closing costs. The Company would fund the purchase of the 300-600 Park Avenue Buildings with proceeds from a loan from an unaffiliated lender and with proceeds from its ongoing initial public offering. The Company is currently negotiating the terms of the loan.

The 300-600 Park Avenue Buildings are located at 300, 400, 500 and 600 Campus Drive in Florham Park, New Jersey on an approximate 64.80-acre parcel of land. The 300-600 Park Avenue Buildings were built between 1997 and 1999 and are currently 100% leased to 12 tenants, including PricewaterhouseCoopers LLP (35%), McKinsey & Company, Inc. United States (18%) and Drinker Biddle & Reath LLP (17%).

There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit $5.5 million of earnest money.

Financing of Mountain View Corporate Center

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the real property described in Item 2.01 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 30, 2008, the Company, through an indirect wholly owned subsidiary, purchased a four-story office building containing 134,980 rentable square feet (“Mountain View Corporate Center”) from Mountainview Realty Holding Company, which is not affiliated with the Company or the Advisor. Mountain View Corporate Center is located at 120 Mountain View Boulevard in Basking Ridge, New Jersey on an approximate 21.44-acre parcel of land of which approximately 13.46 acres are designated as conservation land that is not available for commercial use.

The purchase price of Mountain View Corporate Center was approximately $30.0 million plus closing costs. The acquisition was funded from a $13.5 million six-month bridge loan facility secured by Mountain View Corporate Center, of which $9.5 million was used to fund the acquisition, and with proceeds from the Company’s ongoing initial public offering.

Mountain View Corporate Center was built in 2001 and is currently 96% leased to three tenants: Barnes & Noble College Booksellers, Inc. (55%), Carroll McNulty & Kull LLC (28%), and Wells Fargo Bank, N.A. (13%). Barnes & Noble College Booksellers, Inc. is a privately held company, headquartered at Mountain View Corporate Center that operates bookstores at more than 500 colleges and universities. Barnes & Noble College Booksellers, Inc. is not a subsidiary of Barnes & Noble, Inc., although the chairman of Barnes & Noble, Inc. owns a controlling interest in the company. Carroll McNulty & Kull LLC is a full service law firm offering services to corporate as well as individual clients. Wells Fargo Bank N.A. is a diversified financial services company providing banking, insurance, investment, mortgage and consumer finance services through approximately 6,000 retail locations and the internet across the United States and internationally.

The current aggregate annual base rent for the tenants of Mountain View Corporate Center is approximately $3.5 million. As of July 2008, the current weighted-average remaining lease term for the current tenants of Mountain View Corporate Center is approximately 6.5 years. The Barnes & Noble College Booksellers’ lease expires on September 30, 2014, and the average annual rental rate for the Barnes & Noble College Booksellers’ lease over the lease term is $29.72 per square foot. Barnes & Noble College Booksellers has the right, at its option, to extend the initial term of its lease for one additional five-year period. The Carroll McNulty & Kull lease expires on December 31, 2012, and the average annual rental rate for the Carroll McNulty & Kull lease over the lease term is $31.74 per square foot. Carroll McNulty & Kull has the right, at its option, to extend the initial term of its lease for two additional four-year periods. The Wells Fargo Bank lease expires on April 30, 2017, and the average annual rental rate for the Wells Fargo Bank lease over the lease term is $30.78 per square foot. Wells Fargo Bank has the right, at its option, to extend the initial term of its lease by two additional five-year periods. Wells Fargo Bank also has the one-time right, at its option, to terminate the lease effective February 12, 2014, with 12-months notice and upon payment of a termination fee.

The Company does not intend to make significant renovations or improvements to Mountain View Corporate Center. Management of the Company believes that Mountain View Corporate Center is adequately insured.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

In connection with the acquisition of Mountain View Corporate Center, the Company entered into a six-month bridge loan facility with a financial institution for approximately $13.5 million secured by Mountain View Corporate Center (the “Mountain View Corporate Center Mortgage Loan”). As of July 30, 2008, $9.5 million had been disbursed to the Company and $4.0 million is available for future disbursement for the Company’s general cash management requirements, subject to certain conditions set forth in the loan agreement. The Mountain View Corporate Center Mortgage Loan matures on January 30, 2009, with an option to extend the maturity date to April 30, 2009, and bears interest at a variable rate of 225 basis points over 30-day LIBOR for the term of the loan. If the Company repays the Mountain View Corporate Center Mortgage Loan, in whole or in part, on or before October 30, 2008, the Company must pay the lender an exit fee in an amount equal to 0.25% of the amount being repaid. Repayments made after October 30, 2008 will not incur an exit fee. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before October 15, 2008, by amendment to this Form 8-K.

(b)    Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: August 5, 2008	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer